Exhibit 99.1

FIRST UNITED ANNOUNCES FIRST QUARTER EARNINGS

First United Corporation, (Nasdaq: FUNC) a financial holding company and the parent company of First United Bank & Trust, has announced net income for the first quarter of 2003 of $2.45 million or $.40 earnings per share compared to $2.33 million or $.38 earnings per share for the same time period of 2002. This is a net income increase of 5.39% and an earnings per share increase of 5.26%.

Book value per share was $13.14 as of March 31, 2003, as compared to $11.87 as of March 31, 2002. Returns on average assets for the three months ended March
31, 2003 and 2002 were 1.03 % and 1.17% respectively. Returns on average shareholders' equity were 12.44% and 13.06% for the three months ended March 31, 2003 and 2002 respectively. The efficiency ratio, a ratio that measures the percent of revenue supporting overhead expenses, was 62.39% as of March 31, 2003, which is higher than the 61.31% reported as of March 31, 2002.

First United's risk based capital ratio at March 31, 2003 was 14.84%, which is well above the regulatory minimum of 8.00%, and the regulatory level to be considered well capitalized of 10.00%. This ratio was 16.11% at March 31, 2002.

Balance Sheet Review

Comparing March 31, 2003 balances with March 31, 2002, total assets were $984.98 million as compared to $804.44 million, a 22.44% increase. Gross loans and leases increased $89.92 million to a total of $685.91 million, or 15.09%. Total deposits increased $94.57 million or 15.71% to a total of $696.71 million.
Shareholder's equity increased $7.7 million or 10.76% during the same 12-month period.

During the first quarter of 2003, gross loans and leases increased $20.08 million or 3.02% to a total of $685.91 million. The growth during the first quarter was due primarily to growth of $18.58 million within the commercial lending portfolio. "The historically high refinancings that occurred in 2002 in the consumer mortgage portfolio continued throughout the first quarter of 2003 causing residential mortgage loans to decrease $5.02 million during the first quarter of 2003", stated Mr. Grant. Consumer installment loans increased $4.90 million for the same time period.

During the first quarter of 2003 deposits grew $46.85 million. This growth was attributed to growth in brokered deposits of $35.00 million and $11.85 million in core deposits.

Net Interest Income

Net interest income was $8.09 million for the first quarter of 2003. This is an increase of $.28 million as compared to the same time period of 2002. Although interest income remained flat when compared to the first quarter of 2003, interest expense decreased 3.85% when comparing the same time periods. In comparing March 31, 2003 ratios with March 31, 2002, the yield on average earnings assets was

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6.46% as compared to 7.72%, and the average cost of funds was 2.73% as compared to 3.46%. First United's net interest margin has decreased from 4.26% to 3.71% during this same 12-month period.

Operating Income

For the first quarter of 2003 total operating income totaled $3.07 million as compared to $2.33 million for the same time period of 2002. This is an increase of $.74 million or 31.56%. Items affecting this increase were net securities gains as well as increases in service charges on deposit accounts.

The net securities gains included gains on the sale of securities of $.88 million and $.35 million in write-downs on two securities exhibiting other-than-temporary impairment. In this historically low interest rate environment, First United chose to sell several mortgage-backed securities that were exhibiting accelerated payback thus resulting in reduced yield for the Corporation. The proceeds from these sales were reinvested in securities in which the underlying collateral is consumer mortgage loans originated at lower interest rates; therefore, being less likely to experience accelerated payback.
"These securities sales were executed to better position the Corporation during what appears to be a longer than originally anticipated period of low interest rates. First United accepted a slightly lower coupon on the securities and extended the average life of the investments to slightly greater than four years as compared to the average life of one year for the original investment", stated
William B. Grant and Chairman of the Board. Unrelated to the sale of securities was a write-down on two securities under an interpretation of the other-than-temporary impairment rules. Mr. Grant continued, "These were the same securities that were adjusted at year-end 2002. The adjustment on the securities was caused by the continued record low-rate environment, and the impact it has on securities such as these. While we believe there is no credit risk associated with the securities, their value has been adversely impacted by low interest rates. It is expected that the market value of the securities will increase with a rise in interest rates."

Operating  Expense

Total operating expense was $7.11 million for the first quarter of 2003, as compared to $6.34 million for the same time period in 2002. The largest item in this category, salaries and employee benefits increased $.54 million or 15.40% in 2003 as compared to the same time period in 2002. Increased incentive payments related to employee performance and increased pension costs contributed to this increase.

Asset Quality

First United's asset quality continues to be high. The provision for probable credit losses was $.66 million for the first quarter of 2003. The provision for probable credit losses for the first quarter of 2002 was $.66 million as well.
The loan delinquency ratio at March 31, 2003 was .83%, as compared to .98% at March 31, 2002. Non-accrual loans totaled $2.10 million as of March 31, 2003 as compared to a total of $1.73 million at March 31, 2002. "Of the $2.10 million in non-accrual loans, there is one credit totaling $1.46 million. This credit is well-secured, and no loss is anticipated", stated Mr. Grant. Total non-performing loans were $7.67 million at March 31, 2003 as compared to $7.50

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million at March 31, 2002. The reserve for loan and lease losses as a percentage of gross loans equaled .92% as of March 31, 2003 as compared to .99% as of March
31, 2002.

First United Corporation offers full-service banking through its banking subsidiary, First United Bank & Trust, and consumer finance products through its subsidiaries, OakFirst Loan Center, Inc. and OakFirst Loan Center, LLC. These subsidiaries operate a network of offices throughout Garrett, Allegany, Washington, and Frederick counties in Maryland, as well as Mineral, Hardy, Hampshire, and Berkeley counties in West Virginia. First United's website can be located at www.mybankfirstunited.com. As of March 31, 2003 the Corporation posted assets of $984.98 million and had 6,087,433 shares outstanding.

First United Corporation has made certain "forward-looking" statements with respect to this earnings release. Such statements should not be construed as guarantees of future performance. Actual results may differ from "forward-looking" information as a result of any number of unforeseeable factors, which include, but are not limited to, the effect of prevailing economic conditions, the overall direction of government policies, unforeseeable changes in the general interest rate environment, competitive factors in the marketplace, business risk associated with credit extensions and trust activities, and other risk factors. These and other factors could lead to actual results, which differ, materially from management's statements regarding actual performance.

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                            FIRST UNITED CORPORATION
                                   Oakland, MD
                               Stock Symbol : FUNC
                  (Dollars in thousands, except per share data)

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
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                                                                   Three Months Ended
                                                                        (unaudited)
                                                    March 31            March 31
                                                      2003                 2002            % Change
EARNINGS SUMMARY
Interest income                                    $   14,240           $   14,206            0.24%
Interest expense                                   $    6,146           $    6,392           -3.85%
Net interest income                                $    8,094           $    7,814            3.58%
Provision for credit losses                        $      656           $      656            0.00%
Noninterest income                                 $    3,071           $    2,334           31.56%
Noninterest expense                                $    7,110           $    6,343           12.09%
Income taxes                                       $      947           $      822           15.20%
Net income                                         $    2,452           $    2,327            5.39%
Cash dividends paid                                $    1,065           $    1,034            3.00%

PER COMMON SHARE
Earnings per share
   Basic                                           $     0.40           $     0.38            5.26%
   Diluted                                         $     0.40           $     0.38            5.26%
Book value                                         $    13.14           $    11.87           10.68%
Closing market value                               $    21.42           $    15.58           37.48%
Common shares
outstanding
   Basic                                            6,087,433            6,080,589            0.11%
   Diluted                                          6,087,433            6,080,589            0.11%

PERFORMANCE RATIOS
Return on average assets                                 1.03%                1.17%          -11.97%
Return on average shareholders'
equity                                                  12.44%               13.06%          -4.75%
Net interest margin                                      3.71%                4.26%          -12.91%
Efficiency ratio                                        62.39%               61.31%           1.76%

PERIOD END BALANCES
Assets                                             $  984,976           $  804,438           22.44%
Earning assets                                     $  922,862           $  743,649           24.10%
Gross loans and leases                             $  685,909           $  595,988           15.09%
   Consumer Real Estate                            $  240,152           $  220,941            8.70%
   Commercial                                      $  261,737           $  204,072           28.26%
   Consumer                                        $  184,020           $  170,975            7.63%
Investment securities                              $  225,841           $  138,909           62.58%
Total deposits                                     $  696,708           $  602,135           15.71%
   Noninterest bearing                             $   73,496           $   58,684           25.24%
   Interest bearing                                $  623,213           $  543,451           14.68%
Shareholders' equity                               $   79,969           $   72,202           10.76%

CAPITAL RATIOS
Period end capital to risk-
weighted assets:
   Tier 1                                               11.16%               12.67%
   Total                                                14.84%               16.11%

ASSET QUALITY
Net charge-offs                                    $      524           $      535           -2.06%
Nonperforming assets:
   Nonaccrual loans                                $    2,101           $    1,725           21.80%
   Restructured loans                              $      564           $       --
   Loans 90 days past due
   and accruing                                    $    1,111           $      823           34.99%
   Other real estate owned                         $      263           $      271           -2.95%
   Total nonperforming assets
   and past due loans                              $    7,672           $    7,497            2.33%
Allowance for credit losses
to gross loans, at period end                            0.92%               0.99%
Nonperforming and past-due loans
to total loans at period end                             0.48%               0.43%
Nonperforming loans and past-due
loans to total assets, at period end                     0.33%               0.32%
-----------------------------------------------------------------------------------------------------

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                            FIRST UNITED CORPORATION

                             STATEMENT OF CONDITION

                                 (In Thousands)

                                                        ------------------------------------------------------
                                                          3/31/2003    12/31/2002       $CHANGE       % CHANGE
                                                        ------------------------------------------------------
   ASSETS
 1 Cash and due from banks                                  17,039        18,242         -1,204         -6.60%
 2 Interest Bearing Deposits in Banks                       13,238         6,207          7,031        113.27%
 3 Investments:
 4   U.S. Treasury securities                                    0             0              0              0
 5   Obligations of other U.S. Government agencies          24,239        20,851          3,388         16.25%
 6   Obligations of state and political subdivisions        30,482        31,348           -866         -2.76%
 7   Other investments                                     171,120       172,195         -1,075         -0.62%
                                                        ------------------------------------------------------
 8     Total investment securities                         225,841       224,394          1,447          0.64%
 9
10 Federal funds sold                                        4,075             0          4,075              0
11 Loans                                                   685,909       665,826         20,084          3.02%
12 Reserve for probable credit losses                       -6,200        -6,068           -132          2.18%
                                                        ------------------------------------------------------
13     Net Loans                                           679,709       659,758         19,952          3.02%
14
15 Bank Premises and equipment                              13,788        13,163            625          4.75%
16 Accrued interest receivable and other assets             31,287        31,913           -626         -1.96%
                                                        ------------------------------------------------------
17           TOTAL ASSETS                                  984,976       953,676         31,300          3.28%
                                                        ======================================================
18
19
20
21

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
                                                        -------------------------------------------------------
22                                                       3/31/2003     12/31/2002      $CHANGE       % CHANGE
                                                        -------------------------------------------------------
23 LIABILITIES
24 Deposits:
25   NonInterest Bearing deposits                           73,496        72,789            707          0.97%
26   Interest-bearing deposits                             623,213       577,071         46,142          8.00%
                                                        -------------------------------------------------------
27      Total Deposits                                     696,708       649,860         46,848          7.21%
28
29 Fed funds purchased & other borrowed money              173,302       191,261        -17,959         -9.39%
30 Reserve for taxes, interest, and other liabilities       10,933         9,211          1,722         18.69%
31 Dividends Payable                                         1,064         1,062              2          0.15%
                                                        -------------------------------------------------------
32
33           TOTAL LIABILITIES                             882,007       851,394         30,613          3.60%
                                                        -------------------------------------------------------
34
35 OTHER SUBORDINATED DEBT
36 Trust Preferred Securities                               23,000        23,000              0          0.00%
                                                        -------------------------------------------------------
37
38 SHAREHOLDERS' EQUITY
39
40 Capital stock-par value:                                     61            61              0         -0.21%
41 Surplus                                                  20,324        20,199            125          0.62%
42 Retained earnings                                        57,128        55,743          1,385          2.48%
                                                        -------------------------------------------------------
43 Total shareholders' equity before FASB 115               77,512        76,003          1,509          1.99%
44 Unrealized gain (loss) on available-for-sale
     securities                                              2,457         3,280           -823        -25.09%
                                                        -------------------------------------------------------
45           TOTAL SHAREHOLDERS' EQUITY                     79,969        79,282            686          0.87%
46
47           TOTAL LIABILITIES &
48                 SHAREHOLDERS' EQUITY                    984,976       953,676         31,298          3.28%
                                                        =======================================================

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                            FIRST UNITED CORPORATION

                             STATEMENT OF CONDITION

                                 (In Thousands)

                                                       ----------------------------------------------------
                                                        3/31/2003     3/31/2002       $CHANGE      % CHANGE
                                                       ----------------------------------------------------
   ASSETS
1  Cash and due from banks                                 17,039       17,201          -162         -0.94%
2  Interest Bearing Deposits in Banks                      13,238        4,808         8,430        175.33%
3  Investments:
4    U.S. Treasury securities                                   0            0             0              0
5    Obligations of other U.S. Government agencies         24,239       33,227        -8,988        -27.05%
6    Obligations of state and political subdivisions       30,482       27,410         3,072         11.21%
7    Other investments                                    171,120       78,272        92,848        118.62%
                                                       ----------------------------------------------------
8      Total investment securities                        225,841      138,909        86,932         62.58%
9
10 Federal funds sold                                       4,075        9,790        -5,715        -58.38%
11 Loans                                                  685,909      595,988        89,921         15.09%
12 Reserve for probable credit losses                      -6,200       -5,845          -355          6.07%
                                                       ----------------------------------------------------
13     Net Loans                                          679,709      590,143        89,566         15.18%
14
15 Bank Premises and equipment                             13,788       11,644         2,144         18.42%
16 Accrued interest receivable and other assets            31,287       31,944          -657         -2.06%
                                                       ----------------------------------------------------
17           TOTAL ASSETS                                 984,976      804,438       180,538         22.44%
                                                       ====================================================
18
19
20
21

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
                                                       ----------------------------------------------------
22                                                      3/31/2003     3/31/2002       $CHANGE      % CHANGE
                                                       ----------------------------------------------------
23 LIABILITIES
24 Deposits:
25   NonInterest Bearing deposits                          73,496       58,684        14,812         25.24%
26   Interest-bearing deposits                            623,213      543,451        79,762         14.68%
                                                       ----------------------------------------------------
27      Total Deposits                                    696,708      602,135        94,573         15.71%
28
29 Fed funds purchased & other borrowed money             173,302       97,504        75,798         77.74%
30 Reserve for taxes, interest, and other liabilities      10,933        8,565         2,368         27.65%
31 Dividends Payable                                        1,064        1,032            32          3.07%
                                                       ----------------------------------------------------
32
33           TOTAL LIABILITIES                            882,007      709,236       172,771         24.36%
                                                       ----------------------------------------------------
34
35 OTHER SUBORDINATED DEBT
36 Trust Preferred Securities                              23,000       23,000             0          0.00%
                                                       ----------------------------------------------------
37
38 SHAREHOLDERS' EQUITY
39
40 Capital stock-par value:                                    61           61             0         -0.21%
41 Surplus                                                 20,324       20,199           125          0.62%
42 Retained earnings                                       57,128       51,546         5,582         10.83%
                                                       ----------------------------------------------------
43 Total shareholders' equity before FASB 115              77,512       71,806         5,706          7.95%
44 Unrealized gain (loss) on available-for-sale
     securities                                             2,457          397         2,060        518.91%
                                                       ----------------------------------------------------
45           TOTAL SHAREHOLDERS' EQUITY                    79,969       72,202         7,766         10.76%
46
47           TOTAL LIABILITIES &
48                 SHAREHOLDERS' EQUITY                   984,976      804,438       180,537         22.44%
                                                       ====================================================

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                            FIRST UNITED CORPORATION

                               STATEMENT OF INCOME

                                 (In Thousands)

                                                        ----------------------------------------------
                                                        03/31/03      03/31/02    $CHANGE     % CHANGE
                                                           YTD           YTD
                                                        ----------------------------------------------
    INTEREST INCOME
 1  Interest and fees on loans                           12,133        12,220       (87)        -0.71%

 2    Taxable                                             1,739         1,649        90          5.46%
 3    Exempt from federal income taxes                      363           312        51         16.35%
                                                        ----------------------------------------------
                                                          2,102         1,961       141          7.19%

 4  Interest on federal funds sold                            5            25       (20)       -79.26%
                                                        ----------------------------------------------
 5  TOTAL INTEREST INCOME                                14,240        14,206        34          0.24%

    INTEREST EXPENSE
 6    Interest on deposits:
 7      Savings                                              56            64        (8)       -12.80%
 8      Interest-bearing transaction accounts               456           310       146         47.18%
 9      Time, $100,000 or more                              959         1,104      (145)       -13.10%
10      Other time                                        2,070         3,024      (954)       -31.56%
                                                        ----------------------------------------------
11  TOTAL INTEREST ON DEPOSITS                            3,541         4,502      (961)       -21.34%
         Interest on Fed Funds Purchased and
12       Other borrowed money                             2,605         1,890       715         37.82%
                                                        ----------------------------------------------
13  TOTAL INTEREST EXPENSE                                6,146         6,392      (246)        -3.85%
                                                        ----------------------------------------------

14  NET INTEREST INCOME                                   8,094         7,814       279          3.58%
15  Provision for probable credit losses                    656           656         0          0.02%
                                                        ----------------------------------------------

    NET INTEREST INCOME AFTER PROVISION
16       FOR PROBABLE CREDIT LOSSES                       7,438         7,158       280          3.92%
                                                        ----------------------------------------------

    OPERATING INCOME
17    Trust department income                               635           682       (47)        -6.89%
18    Broker/Dealer Commission                              127           116        11          9.40%
19    Service charges on deposit accounts                   714           585       129         22.11%
20     Insurance premium income                             314           260        54         20.76%
21    Security Gains/(Losses)                               530             0       530        #DIV/0!
22    Other income                                          751           691        60          8.66%
                                                        ----------------------------------------------
23  TOTAL OPERATING INCOME                                3,071         2,334       737         31.56%

    OPERATING EXPENSES
24    Salaries and employee benefits                      4,046         3,506       540         15.40%
25    Occupancy expense of premises                         336           311        25          7.90%
26    Equipment expense                                     562           494        68         13.69%
27    Data processing expense                               295           299        (4)        -1.32%
28    OCC/FDIC Premium                                       48            44         4         10.16%
29    Other expense                                       1,823         1,689       134          7.95%
                                                        ----------------------------------------------
30  TOTAL OPERATING EXPENSES                              7,110         6,343       767         12.09%
                                                        ----------------------------------------------


30  INCOME BEFORE INCOME TAXES                            3,399         3,149       250          7.95%
31    Applicable income taxes                               947           822       125         15.20%
                                                        ----------------------------------------------
32  NET INCOME                                            2,452         2,327       125          5.39%
                                                        ==============================================
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